QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TransCanada PipeLines Limited

We consent to the inclusion in this Annual Report on Form 40-F of:

•
our auditors' report dated February 22, 2010 on the consolidated balance sheets of TransCanada PipeLines Limited as at December 31, 2009 and 2008, and the consolidated statements of income, comprehensive income, accumulated other comprehensive income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2009,

•
our auditors' report on the reconciliation to United States GAAP, dated February 22, 2010,

•
our Comments by Auditors for United States Readers on Canada-United States Reporting Differences, dated February 22, 2010, and

•
our Report of Independent Registered Public Accounting Firm dated February 22, 2010 on the Company's internal control over financial reporting as of December 31, 2009,

each of which is contained in this annual report on Form 40-F of the Company for the fiscal year ended December 31, 2009.

We also consent to incorporation by reference of the above mentioned audit reports and comments in TransCanada PipeLines Limited's:

•
Registration Statement (No. 333-154961) on Form F-9 dated November 3, 2008 and Amendment No. 1 to Form F-9 dated January 2, 2009; and

•
Registration Statement (No. 333-163641) on Form F-9 dated December 10, 2009 and Amendment No. 1 to Form F-9 dated December 18, 2009.

/s/ KPMG LLP
Chartered Accountants
Calgary, Canada

February 22, 2010

QuickLinks

  Exhibit 23.1